Free Writing Prospectus Dated September 22, 2010	Pursuant to Rule 433 Registration Statement No. 333-158319 Supplementing Preliminary Prospectus Supplement dated September 21, 2010 and Prospectus Dated March 31, 2009

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ZIONS BANK

Zions Bancorporation/Warrants

Zions Bancorp Warrants (“ZIONW”) | Units Offered: 7,000,000 | Expiration May 22, 2020 | Exercise Price $36.63

Auction Information

Auction Start: 9/22/2010 4:15 PM EDT

Auction End: 9/22/2010 6:30 PM EDT

Last Update: 9/22/2010 12:05:52 PM EDT

Auction Status: Accepting Bids

Bidding Information

Number of Bidders:

Number of Bids:

Current Market-Clearing Price: $4.00

Issue Information

Issue Type: Warrants

Units Offered: 7,000,000

Min. Price: $ 4.00

Max. Price $8.00

Strike Price: 36.63

Documents: Prospectus Supplement

Before submitting bids in this auction you must Register or Sign In.

Note: This page will check for updates every minute.

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained when available by contacting Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: (886) 471-2526, facsimile: (212) 902-9316 or by emailing prospectus-ny@ny.email.gs.com, or by visiting EDGAR on the SEC’s website at www.sec.gov.

Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

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ZIONS DIRECT AUCTIONS

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Bidding Qualification ZIONS BANK

Zions Bancorporation / Warrants

Zions Bancorp Warrants (“ZIONW”) | Units Offered: 7,000,000 | Expiration May 22, 2020 | Exercise Price $36.63

Please confirm your agreement with each of the following by checking the box next to each statement.

I agree that the following contact information is correct:

Name: Test For Zions Direct

E-mail: test@zionsdirect.com

Telephone: 555-555-5555

I have accessed or received and reviewed the applicable preliminary Prospectus Supplement and accompanying Prospectus (collectively, the “Prospectus”) regarding warrants of certain financial institutions (“Warrants”) and auctions thereof by Zions Direct as an Auction Agent.

I understand and am able to bear the risk of an investment in the Warrants and I am experienced with respect to options and option transactions. I have reached an investment decision only after careful consideration, with my advisers, of the suitability considerations of the Warrants in light of my particular financial circumstances and the information in the Prospectus. I acknowledge that these securities are high risk and illiquid.

I understand that if the price I pay for the Warrants plus the exercise price of the Warrants in the aggregate is greater than the market price of the underlying common stock of the Issuer at the time of exercise or the expiration date, I will lose part or all of the value of my investment in the Warrants.

By participating in this bid submission, I declare that my risk tolerance is “high,” my investment time horizon includes “long,” and my objectives include “speculation.” I authorize Zions Direct to establish or change my investor profile for all investments, if needed, to add these criteria.

I understand that Zions Direct is committed to conducting fair, open, and transparent auctions for the benefit of all participants. Zions Direct will not tolerate or conduct business with anyone who attempts to disrupt or manipulate the process for any auction. I agree that by participating in this auction I will not be engaging in any such attempt.

I agree I DO NOT Agree

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained when available by contacting Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: (866) 471-2526, facsimile: (212) 902-9316 or by emailing prospectus-ny@ny.email.gs.com, or by visiting EDGAR on the SEC’s website at www.sec.gov.

Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

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ZIONS DIRECT

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ZIONS DIRECT

AUCTIONS

Home >> Auctions #1557

Auctions

View current auctions

Results Archive

View the results of completed auctions

FDIC-Insured Cds

Municipal Bonds

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My Account

ZIONS BANK

Bidding Qualification

Zions Bancorporation / Warrants

Zions Bancorp Warrants (“ZIONW”) | Units Offered: 7,000,00 | Expiration May 22, 2020 | Exercise Price $36.63

Please confirm your agreement with each of the following by checking the box next to each statement.

I agree that the following Goldman, Sachs & Co. bidder identification is correct:

GS Customer Username: ZDTest

I have accessed or received and reviewed the applicable preliminary Prospectus Supplement and accompanying Prospectus (collectively, the “Prospectus”) regarding warrants of certain financial institutions (“Warrants”) and auctions thereof by Zions Direct as an Auctions Agent.

I understand that if the price I pay for the Warrants plus the exercise price of the Warrants in the aggregate is greater than the market price of the underlying common stock of the Issuer at the time of exercise or the expiration date, I will lose part or all of the value of my investment in the Warrants.

I understand that Zions Direct is committed to conducting fair, open, and transparent auctions for the benefit of all participants. Zions Direct will not tolerate or conduct business with anyone who attempts to disrupt or manipulate the process for any auction. I agree that by participating in this auction I will not be engaging in any such attempt.

I Agree I DO NOT Agree

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained when available by contacting Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: (866) 471-2526, facsimile: (212) 902-9316 or by emailing prospectus-ny@ny.email.gs.com, or by visiting EDGAR on the SEC’s website at www.sec.gov.

Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms & Conditions

Powered by

GRANT STREET GROUP

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Secured by Entrust SSL Verify

ZIONS DIRECT

ZDTEST :: MY ACCOUNT | SIGN OUT | CONTACT US

ZIONS DIRECT

AUCTIONS

Home >> Auction #1557

Auctions

View current auctions

Results Archive

view the results of completed auctions

FDIC-Insured CDs

Municipal Bonds

Corporate Bonds

US Agencies

Preferred Stock

Warrants

Issuers

University

Learn more about our auctions

Demos

Practice bidding in our trial auctions

Think

My account

ZIONS BANK

Bid Page

Zions Bancorporation / Warrants

Zions Bancorp Warrants (“ZIONW”) | Units Offered: 7,000,000 | Expiration May 22, 2020

| Exercise Price $36.63

Auction Information Issue Information

Auction Start: 9/22/2010 4:15 PM EDT Issue Type: Warrants

Auction End: 9/22/2010 6:30 PM EDT Units Offered: 7,000,000

Last Update: 9/22/2010 12:08:54 PM Min. Price: $ 4.00

Auction Status: Accepting Bids Max. Price: $ 8.00

Strike Price: 36.63

Documents: Prospectus Supplement

Bidding Information

Number of Bidders:

Number of Bids:

Current Market-Clearing $ 4.00

Price

ZDTEST Current Market-Clearing Price: $ 4.00

Units Price Submitted “In the Money” Bid Limit Utilized

1 2 3 4 5 6 7 8 9 10

Bid Limit: $ 150,000,000.00 Calculate/Refresh Submit

Bid Limit - Your bid limit is allocated first to the highest price per unit bid multiplied by the “in-the-money” units at that price. Any remaining bid limit is then allocated to the next highest price per unit bid multiplied by the “in-the-money” units at that price, and so on until your assigned bid limit has been reached. If you have submitted bids that equal or exceed you bid limit, you may not be able to improve any of your bids until the market clearing price exceed one or more of your “in-the-money” bids.

Note: This page will check for updates every minute.

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern time.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained when available by contacting Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: (866) 471-2526, facsimile: (212) 902-9316 or by emailing prospectus-ny@ny.email.gs.com, or by visiting EDGAR on the SEC’s website at www.sec.gov.

Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may be benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

Powered by Grant Street Group Software That Works

Secured by Entrust SSL Verify

ZIONS DIRECT

ZIONS DIRECT

AUCTIONS

Home >> Auction # 1557

ZDTEST :: MY ACCOUNT | SIGN OUT | CONTACT US

Auctions

View current auctions

Results Archive

View the results of completed auction

FDIC-Insured CDs

Municipal Bonds

Corporate Bonds

US Agencies

Preferred Stock

Warrants

Issuers

University

Learn more about our auction,

Demos

Practice bidding in our trial auctions

Think

My Account

Bid Page

ZIONS BANK

Zions Bancorporation / Warrants

Zions Bancorp Warrants (“ZIONW”) | Units Offered: 7,000,000 | Expiration May 22, 2020 | Exercise Price $36.63

Auction Information

Auction Start: 9/22/2010 4:15 PM EDT

Auction End: 9/22/2010 6:30 PM EDT

Last Update: 9/22/2010 12:06:53 PM EDT

Auction Status: Accepting Bids

Issue Information

Bidding Information

ZDTEST Current Market-Clearing Price: $ 4.00

Units Price Submitted “In the Money” Bid Limit Utilized

1 2 3 4 5 6 7 8 9 10

Bid Limit: $ 150,000,000 Calculate/Refresh Submit

Bid Limit - Your bid limit is allocated first to the highest price per unit bid multiplied by the “in-the-money” units at that price. Any remaining bid limit is then allocated to the next highest price per unit bid multiplied by the “in-the-money” units at that price, and so until your assigned bid limit has been reached. If you have submitted bids that equal or exceed your bid limit, you may not be able to improve any of your bids until the market clearing price exceeds one or more of your “in-the-money” bids.

Note: This page will check for updates every minutes.

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained when available by contacting Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: (866) 471-2526, facsimile: (212) 902-9316 or by emailing prospectus-ny@ny.email.gs.com, or by visiting EDGAR on the SEC’s website at www.sec.gov

Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

Powered by Grant Street Group Software That Works

SECURED BY Entrust SSL VERIFY ZIONS DIRECT